As filed with the Securities and Exchange Commission on June 6, 2003

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2373424 (I.R.S. Employer Identification Number)

2300 Windy Ridge Parkway
Suite 700
Atlanta, GA 30339
(Address of Principal Executive Offices, Including Zip Code)

Manhattan Associates, Inc. Stock Incentive Plan
(Full title of the Plan)

David K. Dabbiere, Esq.
Senior Vice President,
Chief Legal Officer and Secretary
Manhattan Associates, Inc.
2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
(770) 955-7070
 (Name, Address and Telephone Number,
Including Area Code, of Agent for Service.)	Copy to: Larry W. Shackelford, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 (404) 233-7000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of Registration
to be Registered	Registered	Per Share (1)	Price	Fee

Common Stock, $.01 par value per share	1,786,067 shares	$26.51	$47,348,636.17	$3,830.51

(1)	Computed in accordance with Rule 457(c) and (h) of the Securities Act of 1933, based on the high and low prices of the common stock offered hereby on the Nasdaq National Market on May 30, 2003.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-4.10 7TH AMENDMENT STOCK PURCHASE PLAN
EX-5.1 OPINION OF MORRIS MANNING & MARTIN, LLP
EX-23.1 CONSENT OF ERNST & YOUNG LLP

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE
REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8, filed with the Securities and Exchange Commission on August 4, 1998 (File No. 333-60635), September 14, 2000 (File No. 333-45802) and September 5, 2001 (File No. 333-68968), relating in part to the registration of an aggregate of 10,659,453 shares of the Registrant’s common stock authorized for issuance under the Manhattan Associates, Inc. Stock Incentive Plan, are incorporated by reference in their entirety in this Registration Statement. This Registration Statement provides for the registration of an additional 1,786,067 shares of the Registrant’s common stock to be issued under that Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees and/or directors of Manhattan Associates, Inc. as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 31, 2003 (File No. 000-23999);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003 (File No. 000-23999);

(c)	the description of the Registrant’s common stock, $.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 6, 1998 (File No. 000-23999); and

(d)	the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 4, 1998 (File No. 333-60635), September 14, 2000 (File No. 333-45802) and September 5, 2001 (File No. 333-68968).

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Section 11(a) of the Securities Act of 1933, as amended (the “Securities Act”), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation that is used in connection with the registration statement, with respect to such statements in such registration statement, report or valuation if they purport to have been prepared or certified by the accountant.

     On April 24, 2002, the Registrant determined not to renew the engagement of Arthur Andersen LLP (“Andersen”) as its independent auditor and retained Ernst & Young LLP as its independent auditors with respect to the audit of the Registrant’s consolidated financial statements for the fiscal year ending December 31, 2002. The consolidated financial statements of the Registrant as of December 31, 2000 and 2001, which are included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated by reference in this Registration Statement on Form S-8, were audited by Andersen. After reasonable efforts, the Registrant was unable to obtain Andersen’s written consent to the incorporation by reference into this Registration Statement of Andersen’s audit report with respect to these consolidated financial statements. Under these circumstances, Rule 437a under the Securities Act permits the Registrant to file this Registration Statement without a written consent from Andersen. As a result, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act for any purchases of securities under this Registration Statement. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen’s provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events regarding Andersen. To the extent provided in Section 11(b)(3)(C) of the Securities Act, however, other persons who may be liable under Section 11(a) of the Securities Act, including the Registrant’s officers and directors, may still rely on Andersen’s original audit reports as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.

     The Registrant hereby undertakes to provide without charge to each person to whom a prospectus relating to this Registration Statement is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents that are not specifically incorporated by reference into the information that this Registration Statement incorporates). Written or telephone requests should be directed to Investor Relations Department, Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339; (770) 955-7070.

Item 8. Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

4.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998)
4.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998)
4.3	Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998)
4.4	First Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999)
4.5	Second Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999)

Exhibit No.	Description

4.6	Third Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999)
4.7	Fourth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 000-23999), filed on March 30, 2000)
4.8	Fifth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-68968), filed on September 5, 2001)
4.9	Sixth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement (File No. 000-23999), filed on April 24, 2002)
4.10	Seventh Amendment to the Manhattan Associates, Inc. Stock Incentive Plan
5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (following signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 6th day of June, 2003.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Richard M. Haddrill

Richard M. Haddrill Chief Executive Officer and President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Haddrill and Edward K. Quibell as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Richard M. Haddrill Richard M. Haddrill	Chief Executive Officer, President, and Director (Principal Executive Officer)	June 6, 2003

/s/ Edward K. Quibell Edward K. Quibell	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2003

/s/ John J. Huntz, Jr. John J. Huntz, Jr.	Chairman of the Board	June 6, 2003

/s/ Brian J. Cassidy Brian J. Cassidy	Director	June 6, 2003

/s/ Paul R. Goodwin Paul R. Goodwin	Director	June 6, 2003

/s/ John R. Hardesty John R. Hardesty	Director	June 6, 2003

/s/ Thomas E. Noonan Thomas E. Noonan	Director	June 6, 2003

/s/ Deepak Raghavan Deepak Raghavan	Director	June 6, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998)
4.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998)
4.3	Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-47095), filed on February 27, 1998)
4.4	First Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999)
4.5	Second Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999)
4.6	Third Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 000-23999), filed on March 31, 1999)
4.7	Fourth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 000-23999), filed on March 30, 2000)
4.8	Fifth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-68968), filed on September 5, 2001)
4.9	Sixth Amendment to the Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement (File No. 000-23999), filed on April 24, 2002)
4.10	Seventh Amendment to the Manhattan Associates, Inc. Stock Incentive Plan
5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (following signature page)